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                                                                    Exhibit 99.1

                                                                    NEWS RELEASE

Investor Relations Contact:                           Public Relations Contact:
Rochelle Krause                                       Abbie Kendall
PDF Solutions, Inc.                                   Armstrong Kendall, Inc.
Tel: (408) 938-6437                                   Tel: (503) 672-4681
Email: rochelle.krause@pdf.com                        Email: abbie@akipr.com


                PDF SOLUTIONS(R) TO ACQUIRE IDS SOFTWARE SYSTEMS

Thursday, June 19, 2003
SAN JOSE, Calif. (PDF Solutions, Inc.)

Acquisition Will Enable PDF To Leverage IDS' Growing Installed-Base To Establish A Broadly Accepted Yield Improvement Software Platform

SAN JOSE, Calif., June 19, 2003 - PDF Solutions, Inc. (Nasdaq: PDFS), the leading provider of process-design integration technologies to enhance IC manufacturability, today announced that it has signed a definitive agreement to acquire IDS Software Systems Inc., a privately held corporation based in Foster City, California.

Under terms of the agreement, PDF Solutions will acquire IDS for $20.0 million in cash and 2,500,000 shares of PDF's Common Stock, resulting in an aggregate consideration value of approximately $50.6 million, based upon the closing price of PDF's common stock on the Nasdaq National Market today of $12.25 per share. In addition, PDF Solutions will assume all of IDS' stock options outstanding immediately prior to the close of the transaction. PDF currently expects the transaction to close in August, subject to customary closing conditions.

As semiconductor companies create products in multiple fabrication and test and assembly facilities, it's crucial that they employ a common yield management system (YMS) to efficiently track progress and quickly identify areas for improvement. The IDS dataPOWER(TM) offering, with more than 1000 installed seats in over 30 of the world's semiconductor companies, is an enterprise YMS solution that is widely accepted by the semiconductor industry.

The dataPOWER products offer enterprise data management with comprehensive analysis and reporting capabilities, intuitive user interfaces and fast processing speeds, a combination that sets dataPOWER tools apart from other statistical analysis systems. The dataPOWER software design focus is on providing the user with integrated, multi-platform compatibility with web access, a wide scope of statistical applications, task automation, feature modularity and high quality.

When fully integrated, the combination of PDF Solutions' integration ramp infrastructure and IDS' dataPOWER functionality will provide customers with greater capabilities for managing product yield improvement. With access to dataPOWER, PDF Solutions' engagement teams will work with customers to more quickly identify key yield improvement areas, implement PDF's yield ramp solutions more rapidly and improve customers' bottom line results.


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"Our customers face constant pressure to accelerate IC design ramps to volume production while managing the manufacturability complexities inherent in nanometer semiconductor processes," stated John Kibarian, chief executive officer of PDF Solutions. "The addition of the IDS dataPOWER software and employees to PDF Solutions - along with our recent purchase of the WAMA(TM) software product, and related business, from WaferYield, Inc. - further enables PDF to help semiconductor companies integrate designs and processes, accelerate yield ramps, and manage yield over the life of their products."

According to Andre Hawit, founder of IDS Software Systems, "The IDS team looks forward to joining PDF Solutions. The combination of PDF Solutions and IDS will allow us to provide an accelerated and expanded product roadmap to our customers."


Upon closing of the transaction, PDF Solutions intends to continue to sell the dataPOWER software as stand-alone products, in addition to offering the software as an option in PDF's integrated yield ramp engagements.

CONFERENCE CALL

John Kibarian, CEO, and Steve Melman, CFO, will host a live teleconference beginning at 2:30 p.m. PDT (5:30 p.m. EDT) today, Thursday, June 19, 2003, to discuss the announcement to acquire IDS Software Systems and the recent acquisition of the WAMA software products, and related business, from WaferYield, Inc. The teleconference will be web cast simultaneously and available to the public on the company's web site at http://ir.pdf.com/medialist.cfm.

An archive of the call will remain available and accessible via telephone until June 26, 2003 at 11:59 p.m. PDT. To hear the replay, within the United States or Canada call 800 642 1687, or outside of the United States and Canada call (706) 645-9291. The access code for both replay options is 1403758. An archive of the web cast will be available on the company's web site beginning approximately two hours after completion of the live call.

ABOUT IDS SOFTWARE SYSTEMS

IDS, based in Foster City, California, is a privately held corporation founded in 1991. IDS products provide the most comprehensive platform-independent set of semiconductor yield management system (YMS) and engineering data analysis (EDA) software tools in the industry. This suite of tools empowers engineers to maximize yields and speed time-to-market for today's state-of-the-art semiconductor devices. More information is available at www.idsusa.com

ABOUT PDF SOLUTIONS

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of process-design integration technologies to enhance IC manufacturability. PDF Solutions' software, methodologies, and services enable semiconductor companies to create more manufacturable IC designs and more capable manufacturing processes. By simulating nanometer-scale product and process interactions, PDF Solutions offers clients reduced time-to-market, increased IC yield and performance, and increased product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.

PDF Solutions(R) is a registered trademark and WAMA(TM) is a trademark of PDF Solutions, Inc. dataPOWER(TM) is a trademark of IDS Software Systems Inc.
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FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are forward looking, including, without limitation, the agreement between the company and IDS, those regarding the ability of the company to close this transaction in the time projected, or at all, the ability of the company to integrate its existing products with dataPower software in an efficient and effective manner, potential future revenue opportunities to PDF Solutions, PDF's ability to integrate and retain IDS' employees, the company's ability to retain current customers and grow the customer base as a result of the transaction. The words "expect", "believe" and similar expressions also identify forward-looking statements. Actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: failure to satisfy the conditions to closing set forth in the reorganization agreement, failure to timely or successfully integrate PDF Solutions' products with dataPower software; failure to integrate and retain employees; failure to retain current customers and grow potential future revenue opportunities; fluctuations in the price of PDF's stock; unforeseen industry changes; changes in the U.S. and worldwide economic and political environments; and changes in the marketplace for our solutions, including the introduction of products or services competitive with PDF's products and services. Readers should also refer to the risk disclosures set forth in PDF's periodic public filings with the SEC, including, without limitation, its reports on Form 10-K, most recently filed on April 26, 2003, and on Form 10-Q, most recently filed on May 14, 2003. The forward-looking statements contained in this release are made as of the date hereof, and PDF does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.